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                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT
                             --------------------



     This Employment Agreement is entered into as of June 15, 1995 (the "Effective Date"), by and between DIVA Systems Corporation, a Delaware corporation (the "Company"), and Alan H. Bushell (the "Executive").

     WHEREAS, the Company desires to employ the Executive as of the Effective Date and the Executive desires to accept employment with the Company on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

     1.   Employment and Duties.  During the Employment Period (as defined in
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Section 2 below), the Executive will serve as President and Chief Operating
Officer of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's bylaws from time to time in effect and such other duties and responsibilities as the Chief Executive Officer of the Company may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability. The Executive shall be appointed to serve as a director of the Company, and, if elected, the Executive shall serve in such capacity without additional compensation. The Executive shall be nominated for director in any election of the Company's directors for as long as Executive serves as President and/or Chief Operating Officer during the Employment Period.

     2.   Employment Period.  The employment period shall begin upon the
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Effective Date and shall continue indefinitely (the "Employment Period"), unless sooner terminated pursuant to the provisions of this Agreement.

     3.   Place of Employment.  The Executive's services shall be performed at
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the Company's principal executive offices in Menlo Park, California.  The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

     4.   Base Salary.  For all services to be rendered by the Executive
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pursuant to this Agreement, the Company agrees to pay the Executive beginning
August 1, 1995 through December 31, 1996 (the "Initial Base Salary Period") a base salary (the "Initial Base Salary") at an annual rate of not less than $170,588, as adjusted for any salary increases, as provided below. After December 31, 1996, the Company shall pay the Executive a base salary (the "Base Salary") at an annual rate of not less than $200,000, as adjusted for any salary increases, as provided below. The Initial Base Salary and Base Salary shall be payable in equal bi-monthly amounts. The Company agrees to review the Initial Base Salary on June 1, 1996, and the Base Salary at least once annually thereafter and to make such increases therein as the board of directors of the Company (the "Board
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of Directors") may approve; provided, however, that during the Initial Base
Salary Period, all salary increases shall be based upon a percentage increase of the Base Salary amount, and thereafter shall be based upon a percentage increase of the Base Salary amount as adjusted for any prior salary increases.

     5.   Founder's Stock; "Tag Along" Right.
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          (a) Founder's Stock.  The Company shall issue the Executive six
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hundred thousand (600,000) shares of the Company's Common Stock for $0.01 per share for an aggregate purchase price of six thousand dollars ($6,000) and twelve thousand (12,000) shares of Series A Preferred Stock for one dollar ($1) per share for an aggregate purchase price of twelve thousand dollars ($12,000) (shares and price post-September 1, 1995 stock split).

          (b) "Tag Along" Right.  In the event that Paul M. Cook, Rufus W.
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Lumry, or any entity affiliated with such individuals (collectively, the
"Principal Holders") intends to transfer (other than to an affiliate) any shares of equity securities of the Company to a buyer who owns or will acquire as a result of the sale of voting stock (or securities convertible into voting stock) equal to 1% or more of the Company's outstanding equity securities, the Executive will have the right to sell a pro rata portion of his shares of the Company's equity securities to the buyer in such transaction. In the event that any of the Principal Holders intend to purchase voting stock (or securities convertible into voting stock), the Executive shall have the right to sell to such Principal Holder(s) a pro rata portion of the voting stock (or securities convertible into voting stock) which such Principal Holder(s) proposes to acquire in such transaction.

     6.   Stock Option.
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          (a) Initial Option.  Effective as of the Effective Date, the Company
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shall grant the Executive an option (the "Option") to purchase 135,000 shares of the Company's Common Stock (the "Option Shares") at $0.01 per share (shares and price post-September 1, 1995 stock split). The Option shall vest as described in Section 6(c) herein and shall be subject to such other terms and conditions as are described in this Section 6. The Company shall provide the Executive the opportunity to accelerate his ability to exercise the Option, subject to the Company's repurchase option, as described in Section 6(b) herein.

          (b) "Early Exercise" of Option.  The Company shall grant the Executive
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the opportunity to accelerate the exercise of his Option (an "Early Exercise")
pursuant to a Restricted Stock Purchase Agreement (the "RSPA"). The Option Shares acquired pursuant to the RSPA shall be subject to the Company's right of repurchase (the "Repurchase Option"). The Option Shares shall vest and be released from the Repurchase Option based on the same vesting schedule as provided for vesting of the Option in Section 6(c) herein. The purchase price of the Option Shares pursuant to an Early Exercise may be made at the time of exercise by delivery of cash or a promissory note with principal and interest due in five years from the date of such exercise.

          (c) Vesting.  The Option Shares shall vest and become exercisable (or,
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in the case of an Early Exercise, the Repurchase Option shall lapse) every three months beginning from the date of grant on June 1, 1995, such that all of the Option Shares shall be fully vested (or, in the case of an Early Exercise, not be subject to the Repurchase Option) within 5 years from the date of grant. In
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addition, in the event of a Change in Control (as defined below), the unvested portion of the Option (or, in the case of an Early Exercise, the Option Shares subject to the Repurchase Option), if any, shall automatically accelerate (or, in the case of an Early Exercise, the Repurchase Option shall automatically lapse as to the Option Shares), and the Executive shall have the right to exercise all or any portion of such Option, in addition to any portion of the Option exercisable prior to such event (or, in the case of an Early Exercise, the Company's Repurchase Option shall completely lapse as to the Option Shares). For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events subsequent to the Effective Date:

              (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that a Change in Control shall be deemed to occur in the event any one individual becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the voting power represented by the Company's then outstanding voting securities; or

              (ii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

              (iii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (d) Option Provisions. The Option shall be granted under the 1995
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Stock Option Plan (the "Stock Plan") and, except as expressly provided otherwise
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in this Section 6, shall be subject to the terms and conditions of the Stock
Plan and form of option agreement; provided, however, that the Company's Board of Directors may, in its discretion, grant the Option outside of the Stock Plan, and any such Option shall include such other terms as the Board of Directors may specify that are not inconsistent with the terms hereof. The Option will expire (or, in the case of an Early Exercise, the

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vesting of the Option Shares will cease) on the first to occur of: (i) in the event the Executive's employment terminates for any reason other than upon resignation pursuant to Section 11, ninety (90) days after the date of such termination; (ii) in the event of a resignation pursuant to Section 11; or (iii) ten years from the date of grant of the Option.

     7.   Expenses.  The Executive shall be entitled to prompt reimbursement by
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the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive during the Employment Period (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, that the Executive shall properly account for such expenses in accordance with Company policies and procedures.

     8.   Other Benefits.  During the Employment Period, the Executive shall be
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entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. As soon as reasonably practicable, the Company shall use its best efforts to establish a defined contribution plan under
Section 401(k) of the Internal Revenue Code. The medical and dental benefits provided to the Executive shall be at least equivalent to such benefits the Executive received from CellNet Data Systems, Inc. The Company shall assume the Executive's current COBRA payments until comparable employee benefits can be provided under the Company's plans or programs.

     9.   Vacations and Holidays.  The Executive shall be entitled to four (4)
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weeks paid vacation and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

     10.  Other Activities.  The Executive shall devote substantially all of his
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working time and efforts during the Company's normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. However, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.

     11.  Resignation.  In the event (i) the Executive's Initial Base Salary or
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Base Salary, as adjusted for any salary increases, is less than eighty percent
(80%) of the annual salary (including cash bonuses) of any Chief Executive Officer other than Paul Cook, or (ii) the number of the Executive's Option Shares which vest (or, in the case of an Early Exercise, the number of the Executive's Option Shares which are released from the Repurchase right lapses) in any year is less than seventy percent (70%) of the number of the Company's shares subject to option which vest (or which are released from the Company's right to repurchase) of any Chief Executive Officer other than Paul M. Cook, the Executive shall have the right to resign from employment with the Company (a "Voluntary

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Resignation"). Upon providing the Company reasonable notice of a Voluntary
Resignation, the Executive shall be entitled to payment of his current salary and vesting of his Option (or the lapse of the Company's Repurchase Option) for twelve (12) months from the date of such resignation.

     12.  Termination of Executive's Employment.  The Company may terminate the
          -------------------------------------
Executive's employment for cause by giving the Executive 30 days' advance notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Executive to substantially perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iii) a willful breach by the Executive of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith without a reasonable belief that the act or omission was in the Company's best interest. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause, or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans. The Company may also terminate the Executive's employment without cause by giving the Executive 30 days' advance notice in writing. In the event the Executive's employment is terminated for any reason other than for Cause, the Executive shall be entitled to the compensation and benefits provided pursuant to a Voluntary Resignation under Section 11 above.

     13.  Proprietary Information.  During the Employment Period and thereafter,
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the Executive shall not, without the prior written consent of the Board of
Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's form of Employee Agreement which is attached hereto as Exhibit A and incorporated herein by reference.

     14.  Non-Solicitation.  The Executive covenants and agrees with the Company
          ----------------
that during his employment with the Company and for a period expiring one (1) year after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, company or other business enterprise with which the Executive may then be connected.

     15.  Right to Advice of Counsel.  The Executive acknowledges that he has
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consulted with counsel and is fully aware of his rights and obligations under this Agreement.

     16.  Successors.  The Company will require any successor (whether direct or
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indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the

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same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in Section 11 of this Agreement.

     17.  Arbitration. Any dispute or controversy arising under or in connection
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with this Agreement shall be settled exclusively by arbitration in San Jose,
California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within 10 days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such 10-day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within 5 days after the end of such 10-day period and the two arbitrators so selected shall select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

     18.  Absence of Conflict.  The Executive represents and warrants that his
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employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

     19.  Assignment.  This Agreement and all rights under this Agreement shall
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be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will
                                             --------
not relieve the Company of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     20.  Notices.  For purposes of this Agreement, notices and other
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communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:       Alan H. Bushell
                                137 Stone Pine Lane
                                Menlo Park, CA 94025

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

     If to the Company:         DIVA Systems Corporation
                                333 Ravenswood Avenue
                                Menlo Park, CA 94025
                                Attn: Secretary

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

     21.  Integration.  This Agreement and the Exhibit hereto represent the
          -----------
entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     22.  Waiver.  Failure or delay on the part of either party hereto to
          ------
enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     23.  Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     24.  Headings.  The headings of the paragraphs contained in this Agreement
          --------
are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

     25.  Applicable Law.  This Agreement shall be governed by and construed in
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accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

     26.  Counterparts.  This Agreement may be executed in one or more
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counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

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  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                    DIVA SYSTEMS CORPORATION



                                    By:  /s/ PAUL M. COOK
                                       -----------------------------------------
                                        Paul M. Cook
                                        Chairman and Chief Executive Officer


                                    EXECUTIVE:



                                         /s/ ALAN H. BUSHELL
                                       -----------------------------------------
                                        Alan H. Bushell
                                        President and Chief Operating Officer

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